Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

For Further Information Contact:

Patrick J. McEnany	Melody Carey
Catalyst Pharmaceutical Partners	Rx Communications Group
Chief Executive Officer	Co-President
(305) 529-2522	(917) 322-2571
pmcenany@catalystpharma.com	mcarey@rxir.com

Catalyst Pharmaceutical Partners Announces Second Quarter 2013 Financial Results

CORAL GABLES, FL, August 15, 2013 — Catalyst Pharmaceutical Partners, Inc. (Nasdaq: CPRX), a specialty pharmaceutical company focused on the development and commercialization of novel prescription drugs targeting rare (orphan) neuromuscular and neurological diseases, today announced financial results for the second quarter and six months period ended June 30, 2013.

“We are pleased with the progress that we have made toward initiating new clinical trial sites and enrollment of patients in our Phase III clinical trial for Firdapse™ to treat patients with Lambert-Eaton Myasthenic Syndrome (LEMS). Since assuming the management of this trial from BioMarin, we have added 8 new trial sites, and we expect to add an additional 8 trial sites by the end of September. We continue to expect that we will report top-line data from this trial in the second quarter of 2014,” said Patrick J. McEnany, Catalyst’s Chairman and Chief Executive Officer. “The Catalyst team is focused on all activities necessary for a successful registration trial, and we have also begun pre-commercialization activities for Firdapse™.”

Financial Results

For the quarter ended June 30, 2013, Catalyst reported a GAAP net loss of $3,143,590, or $0.08 per basic and diluted share, compared to a GAAP net loss of $289,080, or $0.01 per basic and diluted share, for the same period in 2012. Excluding non-cash expense of $498,587 attributable to the change in fair value of liability-classified warrants, Non-GAAP1 net loss was $2,645,003 or $0.06 per share for the second quarter of 2013. In comparison, Non-GAAP1 net loss for the second quarter of 2012 was $1,065,999, or $0.04 per share, which excludes non-cash income of $776,919 attributable to the change in fair value of liability-classified warrants.

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Statements made in this press release include a non-GAAP financial measure. Such information is provided as additional information and not as an alternative to Catalyst’s financial statements presented in accordance with generally accepted accounting principles (GAAP). This non-GAAP financial measure is intended to enhance an overall understanding of Catalyst’s current financial performance. Catalyst believes that the non-GAAP financial measure presented in this press release provides investors and prospective investors with an alternative method for assessing Catalyst’s operating results in a manner that Catalyst believes is focused on the performance of ongoing operations and provides a more consistent basis for comparison between periods. The non-GAAP financial measure in this press release excludes from the calculation of net loss the expense (or the income) associated with the change in fair value of the liability-classified warrants. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted average common shares outstanding.

For the six months ended June 30, 2013, Catalyst reported a GAAP net loss of $4,887,879, or $0.12 per basic and diluted share, compared to a GAAP net loss of $1,378,266, or $0.05 per basic and diluted share, for the same period in 2012. Excluding non-cash expense of $543,913 attributable to the change in fair value of liability-classified warrants, Non-GAAP1 net loss was $4,343,966 or $0.10 per share for the six months ended June 30, 2013. In comparison, Non-GAAP1 net loss for the six months ended June 30, 2012 was $2,429,392, or $0.09 per share, which excludes non-cash income of $1,051,126 attributable to the change in fair value of liability-classified warrants.

Research and development expenses for the second quarter of 2013 were $2,132,038, compared to $532,741 in the second quarter of 2012. For the six months ended June 30, 2013, research and development expenses were $3,224,339, compared to $1,260,068 in the comparable period of 2012. Research and development expenses increased when compared to the same period in 2012 as Catalyst expanded its activities associated with the currently ongoing phase III trial evaluating Firdapse™ for the treatment of LEMS. Catalyst expects that research and development expenses will increase during 2013 as a result of the ongoing development projects for Firdapse™.

General and administrative expenses for the second quarter of 2013 totaled $521,491, compared to $534,623 in the second quarter of 2012. For the six months ended June 30, 2013, general and administrative expenses totaled $1,134,620, compared to $1,172,006 in the same period in 2012.

As a development-stage specialty pharmaceutical company, Catalyst had no revenues in either the second quarter of 2013 or the first six months of 2013.

At June 30, 2013, Catalyst had cash and cash equivalents, certificates of deposit and short-term investments of $11.4 million and no debt. Catalyst believes that its existing cash and investments will be sufficient to meet its currently anticipated working capital requirements through the first quarter of 2014.

Upcoming Investor Conferences

Catalyst’s CEO, Patrick J. McEnany and COO/CSO, Dr. Steven Miller will present at the following investor conferences:

•	Rodman and Renshaw 15th Annual Global Investment Conference, September 8-10, 2013, at the Millennium Broadway Hotel in New York City.

•	12th Annual BIO Investor Forum, October 8-9, 2013, at the Palace Hotel in San Francisco.

About Catalyst Pharmaceutical Partners

Catalyst Pharmaceutical Partners, Inc. is a specialty pharmaceutical company focused on the development and commercialization of novel prescription drugs targeting rare (orphan) neuromuscular and neurological diseases, including Lambert-Eaton Myasthenic Syndrome (LEMS), infantile spasms, and Tourette Syndrome. Catalyst’s lead candidate, Firdapse™ for the treatment of LEMS, is currently undergoing testing in a global, multi-center, pivotal phase III trial. Catalyst is also developing a potentially safer and more potent vigabatrin analog (designated CPP-115) to treat infantile spasms, and epilepsy, as well as other neurological conditions associated with reduced GABAergic signaling, like post-traumatic stress disorder, Tourette Syndrome, and movement disorders.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including whether the Phase III trial evaluating Firdapse™ for the treatment of LEMS will be successful, whether the Phase III trial will be completed on the expected timeline, whether Catalyst has sufficient resources to meet its currently anticipated working capital requirements through the first quarter of 2014, as well as those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2012 and its other filings with the U.S. Securities and Exchange Commission (SEC), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

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CATALYST PHARMACEUTICAL PARTNERS, INC.

(a development stage company)

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Revenues – government grant	$—	$—	$—	$—
Operating costs and expenses:
Research and development	2,132,038	532,741	3,224,339	1,260,068
General and administrative	521,491	534,623	1,134,620	1,172,006

Total operating costs and expenses	2,653,529	1,067,364	4,358,959	2,432,074

Loss from operations	(2,653,529)	(1,067,364)	(4,358,959)	(2,432,074)

Interest income	8,526	1,365	14,993	2,682
Change in fair value of warrants liability	(498,587)	776,919	(543,913)	1,051,126

Loss before income taxes	(3,143,590)	(289,080)	(4,887,879)	(1,378,266)
Provision for income taxes	—	—	—	—
Net loss	$(3,143,590)	$(289,080)	$(4,887,879)	$(1,378,266)

Net loss per share – basic and diluted	$(0.08)	$(0.01)	$(0.12)	$(0.05)

Weighted average shares outstanding – basic and diluted	41,445,413	26,851,410	41,433,118	25,781,106

CATALYST PHARMACEUTICAL PARTNERS, INC.

(a development stage company)

CONDENSED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$879,076	$1,409,939
Certificates of deposit	4,008,305	6,502,825
Short-term investments	6,482,467	7,504,444
Prepaid expenses	1,114,425	1,309,470

Total current assets	12,484,273	16,726,678
Property and equipment, net	52,041	53,679
Deposits	8,888	8,888

Total assets	$12,545,202	$16,789,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$448,282	$1,365,663
Accrued expenses and other liabilities	1,189,391	281,002

Total current liabilities	1,637,673	1,646,665
Accrued expenses and other liabilities, non-current	20,653	21,878
Warrants liability, at fair value	1,042,500	498,587

Total liabilities	2,700,826	2,167,130
Total stockholders’ equity	9,844,376	14,622,115

Total liabilities and stockholders’ equity	$12,545,202	$16,789,245